                                                                   EXHIBIT 10.46

                                                                  EXECUTION COPY


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                          CONSTRUCTION AGENCY AGREEMENT

                            dated as of June 21, 2002


                                      among


                         ATLANTIC FINANCIAL GROUP, LTD.


                                       and


                         BORDERS, INC., as Construction
                                      Agent





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


                               TABLE OF CONTENTS

                                                                                             Page



ARTICLE I         DEFINITIONS ...........................................................      1
1.1.              Defined Terms .........................................................      1

ARTICLE II        APPOINTMENT OF CONSTRUCTION AGENT .....................................      2
2.1.              Appointment ...........................................................      2
2.2.              Acceptance; Construction ..............................................      2
2.3.              Commencement of Construction ..........................................      2
2.4.              Supplements to this Agreement .........................................      2
2.5.              Term ..................................................................      3
2.6.              Identification of Properties; Construction Documents ..................      3
2.7.              Scope of Authority ....................................................      3
2.8.              Covenants of the Construction Agent ...................................      4

ARTICLE III       THE BUILDINGS .........................................................      5
3.1.              Amendments; Modifications .............................................      5
3.2.              Casualty and Condemnation .............................................      6

ARTICLE IV        PAYMENT OF FUNDS ......................................................      6
4.1.              Funding of Property Acquisition Costs and Property Buildings Costs ....      6

ARTICLE V         CONSTRUCTION AGENCY EVENTS OF DEFAULT .................................      7
5.1.              Construction Agency Events of Default .................................      7
5.2.              Damages ...............................................................      7
5.3.              Remedies, Remedies Cumulative .........................................      8
5.4.              Construction Return Procedures ........................................      8

ARTICLE VI        NO CONSTRUCTION AGENCY FEE ............................................      9
6.1.              Lease as Fulfillment of Lessor's Obligations ..........................      9

ARTICLE VII       LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS ..........................      10
7.1.              Exercise of the Lessor's Rights .......................................      10
7.2.              Lessor's Right to Cure Construction Agent's Defaults ..................      10

ARTICLE VIII      MISCELLANEOUS .........................................................      10
8.1.              Successors and Assigns ................................................      10
8.2.              Notices ...............................................................      10
8.3.              GOVERNING LAW .........................................................      10
8.4.              Amendments and Waivers ................................................      11
8.5.              Counterparts ..........................................................      11
8.6.              Severability ..........................................................      11
8.7.              Headings and Table of Contents ........................................      11
8.8.              Documentary Conventions ...............................................      11



EXHIBITS

Exhibit A        Form of Supplement to Construction Agency Agreement

                      CONSTRUCTION AGENCY AGREEMENT




         CONSTRUCTION AGENCY AGREEMENT, dated as of June 21, 2002 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership, (the "Lessor"), and BORDERS, INC., a Colorado corporation ("Borders", and in its capacity as construction agent, the "Construction Agent").


                              PRELIMINARY STATEMENT

         A. Lessor, Borders Group, Inc. ("BGI"), and certain Subsidiaries of BGI that may become signatories thereto, as Guarantors, Borders and certain other Subsidiaries of BGI that may become signatories thereto, as Lessees, the Lenders signatory thereto, Fleet National Bank, as Co-Arranger and Syndication Agent, and SunTrust Bank, Co-Arranger, Documentation Agent and as agent for such Lenders (in such capacity, the "Agent") are parties to that certain Master Agreement, dated as of June 21, 2002 (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Agreement").

         B. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint Borders as the Construction Agent to act as its sole and exclusive agent for the identification and acquisition of the Land pursuant to the Master Agreement and construction of the Buildings in accordance with the Plans and Specifications and pursuant to the Master Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Buildings to be constructed in accordance with the Plans and Specifications and pursuant to the Master Agreement and this Agreement, in each case in accordance with the terms herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1. Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Master Agreement.

                                   ARTICLE II

                            APPOINTMENT OF CONSTRUCTION AGENT

         2.1. Appointment. Pursuant to and subject to the terms and conditions set forth herein and in the Master Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints Borders as the Construction Agent to act as its exclusive agent for (i) the identification and acquisition from time to time of Land to be acquired or leased by the Lessor and leased or subleased to a Lessee and (ii) the construction of the Buildings in accordance with the Plans and Specifications on such Land.

         2.2. Acceptance; Construction. Borders hereby unconditionally accepts the designation and appointment as Construction Agent. The Construction Agent will cause the Buildings to be constructed on the Land substantially in accordance with the Plans and Specifications and in accordance with the Operative Documents, and to be equipped in all material respects with all Applicable Law and insurance requirements. If a Leased Property will be leased by a Lessee other than Borders, Borders may appoint such Lessee as its sub-construction agent with respect to such Leased Property, provided that such appointment shall not affect Borders' obligations hereunder, which obligations shall be primary and shall remain in full force and effect.

         2.3. Commencement of Construction. Subject to Construction Force Majeure Events, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to cause Construction of a Building to commence on each parcel of Land as soon as is reasonably practicable, in its reasonable judgment, after the Closing Date in respect of such Land. For purposes hereof, Construction of a Building shall be deemed to commence on the date after the Closing Date for the related Leased Property (the "Construction Commencement Date") on which excavation for the foundation for such Building or any other Construction of such Building commences. Without limiting the foregoing, no phase of such Construction shall be undertaken until all permits then required for such phase have been issued therefor.

         2.4. Supplements to this Agreement. On the Closing Date of each parcel of Land, the Lessor and the Construction Agent shall each execute and deliver to the Agent a supplement to this Agreement in the form of Exhibit A to this Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the Construction of such parcel of Land will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement. On or prior to the Closing Date of each parcel of Land, the Construction Agent shall prepare and deliver to the Lessor and the Agent a construction budget (the "Construction Budget") for the related Leased Property, setting forth in reasonable detail the budget for the Construction of the proposed Building on such Land in accordance with the Plans and Specifications therefor, and all related costs, including the capitalized interest and Yield expected to accrue during the related Construction Term; such Construction Budget shall include a line item for the amount of self-insurance or deductibles applicable to such Leased Property.

         2.5. Term. This Agreement shall commence on the date hereof and shall terminate with respect to any given Leased Property upon the first to occur of:

                  (a) payment by the Lessee of the Leased Property Balance and termination of the Lease with respect to such Leased Property in accordance with the Lease;

                  (b) the expiration or earlier termination of the Lease;

                  (c) termination of this Agreement pursuant to Article V hereof;

                  (d) the Completion Date for such Leased Property and the completion of all punch list items as set forth in Section 2.8(d); and

                  (e) the payment by the Construction Agent of the Leased Property Balance or the Construction Failure Payment with respect to such Leased Property pursuant to this Agreement.

         2.6. Identification of Properties; Construction Documents. The Construction Agent may execute any of its duties and obligations under this Agreement by or through agents, contractors, developers, Affiliates, employees or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Buildings pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, that contemporaneously with the execution and delivery of a Construction Document, the Construction Agent will execute and deliver to the Lessor the Security Agreement and Assignment, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interests in such Construction Documents. Each construction contract shall be with a reputable general contractor with experience in constructing projects that are similar in scope and type to the proposed Building, and shall provide for at least 10% retainage.

         2.7. Scope of Authority. (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder with respect to the Leased Properties acquired or leased by the Lessor, including, without limitation:

                  (i) the identification and assistance with the acquisition or lease of Land in accordance with the terms and conditions of the Master Agreement;

                  (ii) all design and supervisory functions relating to the construction of the Buildings and performing all engineering work related to the construction of the Buildings;

                  (iii) negotiating and entering into all contracts or arrangements to procure the equipment and services necessary to construct the Buildings on such terms and conditions as are customary and reasonable in light of local standards and practices;

                  (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law, from all Governmental Authorities in connection with the construction and the development of the Leased Property on the Land in accordance with the Plans and Specifications;

                  (v) maintaining all books and records with respect to the construction, operation and management of the Leased Properties; and

                  (vi) performing any other acts necessary or appropriate in connection with the identification, and acquisition (or leasing) and development of the Land and construction of the Buildings in accordance with the Plans and Specifications, and all other functions typically undertaken for the construction and development of similar properties.

         (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse, and that the Lessor shall have no personal liability with respect to such obligations. Any contract entered into by the Construction Agent or any of its Affiliates or agents not meeting the requirements of the foregoing sentence shall be ineffective. Subject to the foregoing, the Lessor shall execute such documents and take such other actions as the Construction Agent shall reasonably request, at the Construction Agent's expense, to permit the Construction Agent to perform its duties hereunder.

         (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the means, methods, sequences and procedures with respect to the Construction. The parties agree that the Construction Agent shall be in possession and control of each Leased Property during the Construction Term therefor.

         2.8. Covenants of the Construction Agent. The Construction Agent hereby covenants and agrees that it will:

                  (a) following the Construction Commencement Date for each parcel of Land, cause construction of a Building on such Land to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and Specifications for such

         Land, in accordance with the Construction Budget for such Leased Property and in compliance in all material respects with all Applicable Law and insurance requirements;

                  (b) notify the Lessor and the Agent in writing not less than five (5) Business Days after the occurrence of each Construction Force Majeure Event;

                  (c) take all reasonable and practical steps to cause the Completion Date for such Leased Property to occur on or prior to the Scheduled Construction Termination Date for such Leased Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Buildings), other than Permitted Liens and Lessor Liens, to be discharged;

                  (d) following the Completion Date for each Leased Property, cause all outstanding punch list items with respect to the Buildings on such Leased Property to be completed within sixty (60) days after said Completion Date;

                  (e) at all times during Construction, cause all title to all personalty financed by the Lessor on or within such Leased Property to be and remain vested in the Lessor and cause to be on file with the applicable filing office or offices all necessary documents under
         Article 9 of the Uniform Commercial Code to perfect Lessor's interest therein free of all Liens other than Permitted Liens, it being understood and acknowledged that such Lessor's rights, title and interest in and to said personalty have been assigned to the Agent pursuant to the Operative Documents;

                  (f) not enter into any agreements or arrangements with any Person (other than the Funding Parties pursuant to the Operative Documents) that would result in any claim against, or liability of, the Agent or any Funding Party resulting from the fact that any Leased Property is not completed on or prior to the Scheduled Construction Termination Date therefor; and

                  (g) take all reasonable and practical steps to minimize the disruption of the construction process arising from Construction Force Majeure Events.


                                   ARTICLE III

                                  THE BUILDINGS

         3.1. Amendments; Modifications. The Construction Agent may, subject to the restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof revise, amend or modify the Plans and Specifications and the related Construction Documents without the consent of the Lessor; provided, however, that the Lessor's prior written consent in the following instances: (x) such revision, amendment or modification by its terms would result in the Completion Date of the Buildings occurring after the Scheduled Construction Termination Date, or (y) such revision, amendment or modification would result in the cost for such Leased Property exceeding the then remaining Commitments, minus the then remaining costs for completing each other Leased Property for which the Completion Date has not occurred, or increase the Construction Budget therefor, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Leased Property, would be to reduce the Fair Market Sales Value of such Leased Property in a material respect when completed, unless there has been a corresponding reduction in the related Construction Budget.

         3.2. Casualty and Condemnation. If at any time prior to the Completion Date with respect to any Building there occurs a Casualty or a Construction Force Majeure Event or the Lessor or the applicable Construction Agent receives notice of a Condemnation, then, except as otherwise provided in the related Lease, in each case such Construction Agent shall promptly and diligently take all commercially reasonable and practical steps to cause the construction of the Building to be completed substantially in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Scheduled Construction Termination Date.

                                   ARTICLE IV

                                PAYMENT OF FUNDS

         4.1. Funding of Property Acquisition Costs and Property Buildings Costs. (a) In connection with the acquisition or lease of any Land and existing Buildings and during the course of the construction or renovation of the Buildings on any Land, the Construction Agent may request that the Lessor advance funds for the payment of Construction Costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Master Agreement and the other Operative Documents.

         (b) The proceeds of any funds made available to the Lessor to pay Construction Costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Master Agreement. The Construction Agent will use such proceeds only to pay the acquisition, transaction and closing costs or improvement costs for Leased Properties set forth in the Funding Request relating to such funds.

                                    ARTICLE V

                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

         5.1. Construction Agency Events of Default. If any one or more of the following events (each a "Construction Agency Event of Default") shall occur and be continuing:

                  (a) the Construction Agent fails to apply any funds paid by, or on behalf of, the Lessor to the Construction Agent for Construction Costs to the payment of Construction Costs or improvements costs for such Leased Property;

                  (b) the Construction Commencement Date with respect to any Leased Property shall fail to occur for any reason on or prior to the date that is one year after the Closing Date with respect to such Leased Property;

                  (c) the Completion Date with respect to any Leased Property shall fail to occur for any reason on or prior to the earlier of the Funding Termination Date and the Scheduled Construction Termination Date for such Leased Property;

                  (d) any Event of Default shall have occurred and be continuing; or

                  (e) the Construction Agent shall fail to observe or perform in any material respect any term, covenant or condition of this Agreement (except those specified in clauses (a) through (d) above), and such failure shall remain uncured for a period of thirty (30) days after notice thereof to the Construction Agent;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Leased Property or Properties or all of the Leased Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Leased Property or Properties or all of the Leased Properties (as the case may be) and all rights of the Construction Agent and, subject to the terms of the Operative Documents, all obligations of the Lessor under this Agreement with respect to such Leased Property or Properties or all of the Leased Properties (as the case may be) shall cease. The Construction Agent shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, attorneys' fees and disbursements) actually incurred by or on behalf of the Lessor in connection with any Construction Agency Event of Default.

         5.2. Damages. The termination of this Agreement pursuant to Section 5.1 shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

         5.3. Remedies, Remedies Cumulative. (a) If a Construction Agency Event of Default hereunder relates only to a specific Leased Property or specific Leased Properties but not all Leased Properties, the Construction Agent shall have the right, at its option, to cure such Construction Agency Event of Default by purchasing (a "Construction Purchase") such affected Leased Property or Properties for the Leased Property Balance(s) therefor from the Lessor within five (5) Business Days of the delivery of the notice of termination referred to in Section 5.1 in accordance with the terms and subject to the conditions, restrictions and limitations of Section 14.5 of the Lease, in which case no Construction Agency Event of Default shall be deemed to have occurred hereunder for the purposes of the other Operative Documents. If the Construction Agent does not exercise its option to purchase such Leased Property or Properties, such Construction Agent shall pay to the Lessor the Construction Failure Payment(s) therefor within five (5) Business Days of the demand therefor by the Lessor, and shall surrender and return such Leased Property or Properties to the Lessor or its designee in accordance with the terms of Section 5.4.

         (b) No failure to exercise and no delay in exercising, on the part of the Lessor any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and in the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         5.4. Construction Return Procedures. In the case of any return of any Leased Property to the Lessor pursuant to Article V hereof (a "Construction Return"), the Construction Agent shall, at its cost and expense, do each of the following on or prior to the return date specified by the Lessor in a written notice to the Construction Agent given at least ten (10) Business Days prior thereto:

         (a) the Construction Agent shall, on or prior to the return date, execute and deliver to the Lessor (or to the Lessor's designee): (i) a deed with respect to all of the interest of the Lessee and the Construction Agent in the Leased Property containing representations and covenants of grantor to the Lessor (or such other Person) solely regarding the absence of Liens (other than Lessor Liens and the Liens of the Operative Documents (other than Liens in favor of the related Lessee)), (ii) an agreement granting easements and rights of way to such Leased Property as reasonably deemed necessary by the Lessor, (iii) a bill of sale without warranty (except as to the absence of liens other than Lessor Liens) with respect to all of the interest of the Lessee and the Construction Agent in all personalty and equipment financed by the Funding Parties and (iv) an assignment of such Construction Agent's entire interest in such Leased Property (which shall include an assignment of all such Construction Agent's right, title and interest in and to all awards, compensation and insurance proceeds payable in connection with any Casualty, Condemnation or Construction Force Majeure Event affecting such Leased Property and an assignment of leases of such Leased Property), in the case of the documents referred to in clauses

(i), (ii) and (iv) in recordable form and otherwise in conformity with local custom and free and clear of any Liens other than Lessor Liens;

         (b) the Construction Agent shall, on the Construction Return Date, pay over to the Agent (as assignee of the Lessor) any awards, compensation and insurance previously received by the Construction Agent in connection with such Leased Property which have not been applied in connection with the Construction, repair or maintenance of the Leased Property except such amounts as may be necessary to reimburse the Construction Agent for expenditures incurred in connection with such Construction, repair or maintenance during the Construction Term which have not been reimbursed;

         (c) The Construction Agent shall execute and deliver to the Lessor a statement of termination of this Agreement and each of the other Operative Documents with respect to the affected Leased Property to be executed by the Funding Parties and delivered to the Construction Agent;

         (d) the Construction Agent shall, on or prior to the Construction Return Date, vacate the Leased Property and transfer possession of such Leased Property to the Lessor or any Person designated by the Lessor, in each case by surrendering the same into the possession of the Lessor or such Person, as the case may be, free and clear of all Liens (other than Lessor Liens and the liens of the Operative Documents) in compliance with all Applicable Law (including Environmental Laws);

         (e) on or prior to the return date, the Construction Agent shall deliver to the Lessor or any Person designated by the Lessor copies of all Construction Documents, permits, licenses, books and records regarding the maintenance of such Leased Property and the Construction Agent's interest in such Leased Property, and a current copy of the Plans and Specifications; and

         (f) the Construction Agent shall take all actions reasonably requested by the Lessor to fully assign to the Lessor all of its rights and claims in, to and under, all of the Construction Documents, and all permits and other governmental authorizations related to such Leased Property or the Construction.


                                   ARTICLE VI

                           NO CONSTRUCTION AGENCY FEE

         6.1. Lease as Fulfillment of Lessor's Obligations. All obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction Agent will not be entitled to, and the Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor entering into the Lease and the other Operative Documents.


                                   ARTICLE VII

                  LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

         7.1. Exercise of the Lessor's Rights. The Construction Agent hereby acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to, and may be exercised by, the Agent.

         7.2. Lessor's Right to Cure Construction Agent's Defaults. The Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may, upon prior written notice to the Construction Agent (but shall be under no obligation to), remedy any Construction Agency Event of Default for the account of and at the sole cost and expense of the Construction Agent. All reasonable out of pocket costs and expenses so incurred (including actual and reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand; provided that such amount shall not exceed the Construction Failure Payment for the related Leased Property, unless such Construction Agency Event of default arose from the circumstances described in Section 5.3(b).


                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. The Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

         8.2. Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 8.2 of the Master Agreement.

         8.3. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,

THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES.

         8.4. Amendments and Waivers. Subject to the Documentary Conventions, the Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

         8.5. Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

         8.6. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.7. Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         8.8. Documentary Conventions. The Lessor and the Construction Agent hereby acknowledge that the Documentary Conventions apply to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     BORDERS, INC.


                                     By /s/ Edward W. Wilhelm
                                       ---------------------------------------
                                       Name  Printed: Edward W.  Wilhelm
                                      Title: Senior Vice President and Treasurer


                                                                    CONSTRUCTION
                                                                AGENCY AGREEMENT

                                          ATLANTIC FINANCIAL GROUP, LTD.

                                          By: ATLANTIC FINANCIAL MANAGERS,
                                          INC., its General Partner


                                          By____________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                      S-2

                                                                    CONSTRUCTION
                                                                AGENCY AGREEMENT

                                                                       EXHIBIT A
                   Supplement to Construction Agency Agreement


         SUPPLEMENT to Construction Agency Agreement, dated as of ______________, 200_, between ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), and BORDERS, INC., a Colorado corporation (in its capacity as construction agent, the "Construction Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

         The Lessor and the Construction Agent are parties to that certain Construction Agency Agreement, dated as of June 21, 2002 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"), pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the construction of the Buildings in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Buildings to be completed in accordance with the Plans and Specifications.

         Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Land described in Schedule 1 and wish to execute this Supplement to provide therefor.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Building on the Land described in
Schedule 1 in accordance with the Plans and Specifications for such Land. The Construction Agent hereby represents and warrants to Lessor that the Construction Agent has heretofore delivered to Lessor a true, correct and complete copy of the Plans and Specifications for the Building on the Land described in Schedule 1 or, if not available on the date hereof, will deliver such Plans and Specifications as soon as available.

         2. Each of the Lessor and the Construction Agent acknowledges and agrees that the construction of the Buildings on the Land described in Schedule 1 shall be governed by the terms of the Construction Agency Agreement.

         3. The anticipated construction budget relating to the construction and development of the Building on the Land described in Schedule 1 is $__________. [The acquisition cost of the Land described in Schedule 1 is $___________.]*/

         4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.



----------------
 */      May not be applicable if Ground Lease is used.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          BORDERS, INC.

                                          By____________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                          ATLANTIC FINANCIAL GROUP, LTD.

                                          By: ATLANTIC FINANCIAL MANAGERS,
                                              INC., its General Partner


                                          By____________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                        Schedule 1 to Supplement



                          Description of Land Interest